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                                   EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 33-26008 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 33-54057 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-02315 on Form S-8, Registration Statement No. 333-28007 on Form S-8, Registration Statement No. 333-34621 on Form S-8, and Registration Statement No. 333-34623 on Form S-8 of our reports dated February 27, 1998, appearing in and incorporated by reference in, the Annual Report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 1997.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New York, New York

March 25, 1998